Exhibit 99.1

News Release Investor Contact Jay Spitzer Investor.Relations@Adtalem.com +1 312-906-6600 Media Contact Talisha Holmes AdtalemMedia@Adtalem.com +1 872-270-0331

Adtalem Global Education Fiscal Second Quarter 2024 Results; Guidance Raised

Revenue up 8.4% YoY

Total enrollment up 6.2% YoY

Diluted earnings per share $0.98; Adjusted EPS $1.23, growth of 5.1% YoY

Second quarter highlights

●	Revenue $393.2 million, up 8.4% year-over-year
●	Total student enrollment 81,772, up 6.2% year-over-year
●	Chamberlain University fourth straight quarter of total enrollment growth, up 6.6% year-over-year
●	Walden University accelerated total enrollment growth, up 7.9% year-over-year
●	Investing in Growth with Purpose strategy, GAAP net income $39.9 million, and adjusted EBITDA $92.6 million, up 2.2% year-over-year

Capital Allocation

●	Completed $300 million February 2022 Board authorized share repurchase program on Jan. 16, 2024, representing a significant return for our shareholders
●	New $300 million Board authorized share repurchase program through January 2027
●	Repaid $50 million of outstanding Term Loan B balance on Jan. 26, 2024; remaining $253 million Term Loan B balance repriced, reducing interest rate by 50 bps
●	Net leverage 1.5x as of Dec. 31, 2023

Fiscal year 2024 guidance

●	Revenue $1,520 million to $1,560 million
●	Adjusted earnings per share $4.55 to $4.75

CHICAGO Ill. – Jan. 30, 2024 – Adtalem Global Education Inc. (NYSE: ATGE) today reported second quarter fiscal 2024 results (ended Dec. 31, 2023) reflecting accelerated total enrollment and revenue growth, underpinned by strong profitability and high-quality academic outcomes through executing Growth with Purpose strategy.

“Adtalem once again performed ahead of expectations this quarter, solidifying our position as a leading healthcare educator,” said Steve Beard, president, and chief executive officer, Adtalem Global Education. “Our success was primarily driven by the continued execution of our Growth with Purpose strategy, which has yielded robust organic revenue growth, improved operational efficiencies and outstanding student outcomes. The Company’s foundation remains strong, affording us the opportunity to solidify our market-leading position and evolve the way education is delivered.”

Beard continued, “At a time when post-secondary and professional healthcare education is more critical than ever, we are continuing to invest in expanding our national reach to create additional opportunities for our institutions to connect with prospective students and employers, and provide opportunities for academic achievement and professional success. Reflecting the higher level of sustainable enrollment and our confidence in our ability to continue to deliver strong top- and bottom-line performance, we are raising our fiscal year 2024 guidance. We are increasingly well-positioned to make an outsized positive impact on U.S. healthcare workforce, delivering practice-ready clinicians at scale.”

Financial Highlights

Selected financial data for the three months ended Dec. 31, 2023:

●	Revenue of $393.2 million increased 8.4% compared with the prior year.
●	Operating income was $58.6 million, compared with $45.6 million in the prior year; adjusted operating income was $75.6 million, compared with $77.9 million in the prior year.
●	Net income was $39.9 million, compared with $24.7 million in the prior year; adjusted net income was $50.3 million, compared with $53.8 million in the prior year.
●	Diluted earnings per share was $0.98, compared with $0.53 in the prior year; adjusted earnings per share was $1.23, compared with $1.17 in the prior year.
●	Adjusted EBITDA was $92.6 million, compared with $90.5 million in the prior year; adjusted EBITDA margin was 23.5%, compared with 25.0% in the prior year.

Business Highlights

●
Chamberlain University continues to build a robust pipeline of nurses through programs like its Bachelor of Science in Nursing (BSN) Online Option, which offers flexibility and experiential learning opportunities to students in 32 states. The program has more than 1,100 current enrollees in just three years since launch.

●
Walden University remains committed to driving affordability and accessibility for working professionals through its Believe and Achieve™ scholarship, promoting student persistence and graduation by rewarding students for progress towards their degree, with tuition savings with over 15,000 students participating.

●
Chamberlain’s Psychiatric-Mental Health Nurse Practitioner program currently enrolls 2,200 students and Walden’s Social Behavioral Health programs enroll 18,000 students, addressing the nation’s growing challenges related to mental health. As one in five U.S. adults experience mental illness each year, according to Substance Abuse and Mental Health Services Administration, our institutions continue to be essential to aid in resolving this issue.

●
Ross University School of Veterinary Medicine (RUSVM) continues to amplify its impact and advance One Health through its newest partnership with the Government of St. Kitts and Nevis. Through the partnership they will transform St. Kitts and Nevis into a sustainable island state where RUSVM students and faculty will provide support through research in project areas put forth by the Ministries of Health and Agriculture. Learn more about RUSVM’s commitment to One Health and the role veterinarians play in achieving the best health results for all.

●
Ross University School of Medicine’s (RUSM) Return Home clinical offering is fostering a diverse physician pipeline for local communities, with RUSM students now able to complete clinical rotations within the communities they reside through select partner hospitals.

Segment Highlights

Chamberlain

$ in millions	Three Months Ended Dec. 31,
	2023	2022	% Change
Revenue	$153.6	$141.4	8.6%
Operating Income	$29.6	$33.2	(10.8)%
Adj. Operating Income	$29.6	$33.2	(10.8)%
Adj. EBITDA	$36.9	$37.7	(2.2)%
Total Students (1)	35,592	33,390	6.6%

•	Total student enrollment increased 6.6% compared with the prior year, driven by continued growth in pre-licensure and post-licensure nursing programs as well as high persistence.

Walden

$ in millions	Three Months Ended Dec. 31,
	2023	2022	% Change
Revenue	$146.8	$131.9	11.3%
Operating Income	$21.6	$12.8	68.8%
Adj. Operating Income	$30.2	$29.0	3.9%
Adj. EBITDA	$34.6	$31.6	9.8%
Total Students (1)	40,971	37,956	7.9%

●	Total student enrollment increased 7.9% compared with the prior year, driven by growth in healthcare and non-healthcare programs and higher persistence.

Medical and Veterinary

$ in millions	Three Months Ended Dec. 31,
	2023	2022	% Change
Revenue	$92.9	$89.5	3.8%
Operating Income	$22.0	$22.5	(2.0)%
Adj. Operating Income	$22.1	$22.5	(2.0)%
Adj. EBITDA	$26.4	$25.8	2.3%
Total Students (1)	5,209	5,634	(7.5)%

●
Medical and Veterinary schools do not have a new enrollment period starting in Q2 FY 2024.  Q2 FY 2024 enrollment period is the same as Q1 FY 2024 enrollment period and corresponding reported enrollment data.

(1)	Represents total students attending sessions during each institution’s most recent enrollment period in Q2 FY 2024 and Q2 FY 2023.

Fiscal Year 2024 Outlook

Adtalem guidance for fiscal year 2024, raises revenue guidance to a range of $1,520 million to $1,560 million from $1,470 million to $1,530 million, and raises adjusted earnings per share to be in the range of $4.55 to $4.75 from $4.25 to $4.45.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2024 second quarter results today at 4:00 p.m. CT (5:00 p.m. ET).

The call can be accessed by dialing +1 877-407-6184 (U.S. participants) or +1 201-389-0877 (international participants) stating “Adtalem earnings call” or use conference ID: 13743388. The call will be simulcast through the Adtalem investor relations website at: https://investors.adtalem.com.

Adtalem will archive a replay of the call for 30 days. To access the replay, dial +1 877-660-6853 (U.S.) or +1 201-612-7415 (international), conference ID: 13743388, or visit the Adtalem investor relations website.

About Adtalem Global Education
Adtalem Global Education (NYSE: ATGE) is a national leader in post-secondary education and leading provider of professional talent to the healthcare industry. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to their communities. Adtalem is the parent organization of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. Adtalem’s family of institutions has more than 300,000 alumni and nearly 10,000 employees. Adtalem was named one of America’s Most Responsible Companies in 2021 and 2023 by Newsweek and Statista, and one of America’s Best Employers for Diversity in 2021 and 2022 by Forbes and Statista. Visit Adtalem.com for more information and follow on X, formerly known as Twitter, and LinkedIn.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Adtalem’s future growth. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), the Form 8-K filed with the SEC today and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and Adtalem assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Adtalem's results in accordance with GAAP.

Adtalem Global Education Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands)

	December 31,	June 30,
	2023	2023
Assets:
Current assets:
Cash and cash equivalents	$182,894	$273,689
Restricted cash	3,183	1,386
Accounts receivable, net	133,666	102,749
Prepaid expenses and other current assets	58,356	100,715
Total current assets	378,099	478,539
Noncurrent assets:
Property and equipment, net	260,484	258,522
Operating lease assets	176,863	174,677
Deferred income taxes	58,212	56,694
Intangible assets, net	792,328	812,338
Goodwill	961,262	961,262
Other assets, net	65,852	68,509
Assets held for sale	7,825	—
Total noncurrent assets	2,322,826	2,332,002
Total assets	$2,700,925	$2,810,541

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$88,093	$81,812
Accrued payroll and benefits	45,928	52,041
Accrued liabilities	97,675	105,806
Deferred revenue	135,281	153,871
Current operating lease liabilities	31,596	37,673
Total current liabilities	398,573	431,203
Noncurrent liabilities:
Long-term debt	696,373	695,077
Long-term operating lease liabilities	168,603	163,441
Deferred income taxes	27,243	26,068
Other liabilities	40,734	37,416
Total noncurrent liabilities	932,953	922,002
Total liabilities	1,331,526	1,353,205
Commitments and contingencies
Total shareholders' equity	1,369,399	1,457,336
Total liabilities and shareholders' equity	$2,700,925	$2,810,541

Adtalem Global Education Inc.
Consolidated Statements of Income
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$393,242	$362,834	$762,087	$717,103
Operating cost and expense:
Cost of educational services	172,069	159,303	340,687	318,948
Student services and administrative expense	155,584	141,802	321,679	288,187
Restructuring expense	68	1,363	744	16,428
Business integration expense	6,909	14,816	12,171	24,356
Total operating cost and expense	334,630	317,284	675,281	647,919
Operating income	58,612	45,550	86,806	69,184
Interest expense	(16,693)	(15,589)	(32,350)	(33,349)
Other income (expense), net	3,563	(1,440)	5,777	(679)
Income from continuing operations before income taxes	45,482	28,521	60,233	35,156
Provision for income taxes	(7,769)	(4,395)	(10,561)	(5,517)
Income from continuing operations	37,713	24,126	49,672	29,639
Discontinued operations:
Income (loss) from discontinued operations before income taxes	2,926	524	1,161	(2,741)
Gain (loss) on disposal of discontinued operations before income taxes	—	185	—	(3,174)
(Provision for) benefit from income taxes	(748)	(182)	(296)	1,521
Income (loss) from discontinued operations	2,178	527	865	(4,394)
Net income and comprehensive income	$39,891	$24,653	$50,537	$25,245

Earnings (loss) per share:
Basic:
Continuing operations	$0.95	$0.53	$1.22	$0.65
Discontinued operations	$0.05	$0.01	$0.02	$(0.10)
Total basic earnings per share	$1.00	$0.54	$1.24	$0.56
Diluted:
Continuing operations	$0.92	$0.52	$1.20	$0.64
Discontinued operations	$0.05	$0.01	$0.02	$(0.10)
Total diluted earnings per share	$0.98	$0.53	$1.22	$0.55

Weighted-average shares outstanding:
Basic shares	39,872	45,425	40,636	45,350
Diluted shares	40,787	46,121	41,486	46,232

Adtalem Global Education Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended
	December 31,
	2023	2022
Operating activities:
Net income	$50,537	$25,245
(Income) loss from discontinued operations	(865)	4,394
Income from continuing operations	49,672	29,639
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	13,505	8,113
Amortization and impairments to operating lease assets	17,340	28,612
Depreciation	20,714	21,461
Amortization of intangible assets	20,010	34,704
Amortization and write-off of debt discount and issuance costs	2,310	6,819
Provision for bad debts	23,024	14,275
Deferred income taxes	(343)	(245)
Loss on disposals, accelerated depreciation, and impairments to property and equipment	38	3,483
Gain on extinguishment of debt	—	(71)
(Gain) loss on investments	(575)	4,950
Unrealized loss on assets held for sale	647	—
Changes in assets and liabilities:
Accounts receivable	(42,429)	(25,045)
Prepaid expenses and other current assets	(2,143)	494
Accounts payable	7,824	13,233
Accrued payroll and benefits	(6,073)	(25,295)
Accrued liabilities	25,130	(4,849)
Deferred revenue	(13,540)	(28,424)
Operating lease liabilities	(20,441)	(25,923)
Other assets and liabilities	(11,601)	(13,654)
Net cash provided by operating activities-continuing operations	83,069	42,277
Net cash provided by (used in) operating activities-discontinued operations	9,515	(862)
Net cash provided by operating activities	92,584	41,415
Investing activities:
Capital expenditures	(30,328)	(9,747)
Proceeds from sale of marketable securities	626	1,256
Purchases of marketable securities	(498)	(1,257)
Net cash used in investing activities-continuing operations	(30,200)	(9,748)
Payment for working capital adjustment for sale of business	—	(3,174)
Net cash used in investing activities	(30,200)	(12,922)
Financing activities:
Proceeds from exercise of stock options	15,313	1,422
Employee taxes paid on withholding shares	(6,505)	(4,108)
Proceeds from stock issued under Colleague Stock Purchase Plan	359	289
Repurchases of common stock for treasury	(160,549)	—
Payment on equity forward contract	—	(13,162)
Repayments of long-term debt	—	(150,861)
Net cash used in financing activities	(151,382)	(166,420)
Net decrease in cash, cash equivalents and restricted cash	(88,998)	(137,927)
Cash, cash equivalents and restricted cash at beginning of period	275,075	347,937
Cash, cash equivalents and restricted cash at end of period	$186,077	$210,010
Non-cash investing and financing activities:
Accrued capital expenditures	$9,062	$5,209
Accrued liability for repurchases of common stock	$2,400	$—
Accrued excise tax on share repurchases	$2,358	$—

Adtalem Global Education Inc.
Segment Information
(unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
			Increase/(Decrease)				Increase/(Decrease)
	2023	2022	$	%	2023	2022	$	%
Revenue:
Chamberlain	$153,553	$141,396	$12,157	8.6%	$296,149	$276,801	$19,348	7.0%
Walden	146,808	131,940	14,868	11.3%	288,416	262,841	25,575	9.7%
Medical and Veterinary	92,881	89,498	3,383	3.8%	177,522	177,461	61	0.0%
Total consolidated revenue	$393,242	$362,834	$30,408	8.4%	$762,087	$717,103	$44,984	6.3%
Operating income (loss):
Chamberlain	$29,640	$33,229	$(3,589)	(10.8)%	$53,964	$59,413	$(5,449)	(9.2)%
Walden	21,598	12,795	8,803	68.8%	23,536	15,728	7,808	49.6%
Medical and Veterinary	22,020	22,462	(442)	(2.0)%	36,383	32,700	3,683	11.3%
Home Office and Other	(14,646)	(22,936)	8,290	36.1%	(27,077)	(38,657)	11,580	30.0%
Total consolidated operating income	$58,612	$45,550	$13,062	28.7%	$86,806	$69,184	$17,622	25.5%

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for restructuring expense, business integration expense, intangible amortization expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, loss on assets held for sale, and (income) loss from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: diluted earnings per share) – Measure of Adtalem’s diluted earnings per share adjusted for restructuring expense, business integration expense, intangible amortization expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, loss on assets held for sale, and (income) loss from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for restructuring expense, business integration expense, intangible amortization expense, litigation reserve, and loss on assets held for sale. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for (income) loss from discontinued operations, interest expense, other expense (income), net, provision for income taxes, depreciation and amortization, stock-based compensation, restructuring expense, business integration expense, litigation reserve, and loss on assets held for sale. This measure is applied on a consolidated and segment basis, depending on the context of the discussion. Provision for income taxes, interest expense, and other expense (income), net is not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with operating income.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:
●
Restructuring expense primarily related to real estate consolidations at Walden, Medical and Veterinary, and Adtalem’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.

●
Business integration expense include expenses related to the Walden acquisition and certain costs related to growth transformation initiatives. We do not include normal, recurring, cash operating expenses in our business integration expense.

●	Intangible amortization expense on acquired intangible assets.
●
Write-off of debt discount and issuance costs and gain on extinguishment of debt related to prepayments of debt, reserves related to significant litigation, impairment of an equity investment, and loss on assets held for sale related to a fair value write-down on assets.

●
(Income) loss from discontinued operations includes expense from ongoing litigation costs and settlements related to the DeVry University and Carrington College divestitures, a (gain) loss on sale of ACAMS, Becker, and OCL for working capital adjustments to the initial sales prices, and the earn-outs we received.

Adtalem Global Education Inc.
Non-GAAP Operating Income by Segment
(unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
			Increase/(Decrease)				Increase/(Decrease)
	2023	2022	$	%	2023	2022	$	%
Chamberlain:
Operating income (GAAP)	$29,640	$33,229	$(3,589)	(10.8)%	$53,964	$59,413	$(5,449)	(9.2)%
Restructuring expense	—	—	—		—	818	(818)
Adjusted operating income (non-GAAP)	$29,640	$33,229	$(3,589)	(10.8)%	$53,964	$60,231	$(6,267)	(10.4)%
Operating margin (GAAP)	19.3%	23.5%			18.2%	21.5%
Operating margin (non-GAAP)	19.3%	23.5%			18.2%	21.8%

Walden:
Operating income (GAAP)	$21,598	$12,795	$8,803	68.8%	$23,536	$15,728	$7,808	49.6%
Restructuring expense	(776)	41	(817)		(776)	3,121	(3,897)
Intangible amortization expense	9,333	16,176	(6,843)		20,010	34,704	(14,694)
Litigation reserve	—	—	—		18,500	—	18,500
Adjusted operating income (non-GAAP)	$30,155	$29,012	$1,143	3.9%	$61,270	$53,553	$7,717	14.4%
Operating margin (GAAP)	14.7%	9.7%			8.2%	6.0%
Operating margin (non-GAAP)	20.5%	22.0%			21.2%	20.4%

Medical and Veterinary:
Operating income (GAAP)	$22,020	$22,462	$(442)	(2.0)%	$36,383	$32,700	$3,683	11.3%
Restructuring expense	71	87	(16)		185	6,913	(6,728)
Adjusted operating income (non-GAAP)	$22,091	$22,549	$(458)	(2.0)%	$36,568	$39,613	$(3,045)	(7.7)%
Operating margin (GAAP)	23.7%	25.1%			20.5%	18.4%
Operating margin (non-GAAP)	23.8%	25.2%			20.6%	22.3%

Home Office and Other:
Operating loss (GAAP)	$(14,646)	$(22,936)	$8,290	36.1%	$(27,077)	$(38,657)	$11,580	30.0%
Restructuring expense	773	1,235	(462)		1,335	5,576	(4,241)
Business integration expense	6,909	14,816	(7,907)		12,171	24,356	(12,185)
Loss on assets held for sale	647	—	647		647	—	647
Adjusted operating loss (non-GAAP)	$(6,317)	$(6,885)	$568	8.2%	$(12,924)	$(8,725)	$(4,199)	(48.1)%

Adtalem Global Education:
Operating income (GAAP)	$58,612	$45,550	$13,062	28.7%	$86,806	$69,184	$17,622	25.5%
Restructuring expense	68	1,363	(1,295)		744	16,428	(15,684)
Business integration expense	6,909	14,816	(7,907)		12,171	24,356	(12,185)
Intangible amortization expense	9,333	16,176	(6,843)		20,010	34,704	(14,694)
Litigation reserve	—	—	—		18,500	—	18,500
Loss on assets held for sale	647	—	647		647	—	647
Adjusted operating income (non-GAAP)	$75,569	$77,905	$(2,336)	(3.0)%	$138,878	$144,672	$(5,794)	(4.0)%
Operating margin (GAAP)	14.9%	12.6%			11.4%	9.6%
Operating margin (non-GAAP)	19.2%	21.5%			18.2%	20.2%

Adtalem Global Educatin Inc.
Non-GAAP Adjusted EBITDA by Segment
(unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
			Increase/(Decrease)				Increase/(Decrease)
	2023	2022	$	%	2023	2022	$	%
Chamberlain:
Operating income (GAAP)	$29,640	$33,229	$(3,589)	(10.8)%	$53,964	$59,413	$(5,449)	(9.2)%
Restructuring expense	—	—	—		—	818	(818)
Depreciation	5,162	4,099	1,063		9,478	8,580	898
Stock-based compensation	2,089	404	1,685		4,996	2,677	2,319
Adjusted EBITDA (non-GAAP)	$36,891	$37,732	$(841)	(2.2)%	$68,438	$71,488	$(3,050)	(4.3)%
Adjusted EBITDA margin (non-GAAP)	24.0%	26.7%			23.1%	25.8%

Walden:
Operating income (GAAP)	$21,598	$12,795	$8,803	68.8%	$23,536	$15,728	$7,808	49.6%
Restructuring expense	(776)	41	(817)		(776)	3,121	(3,897)
Intangible amortization expense	9,333	16,176	(6,843)		20,010	34,704	(14,694)
Litigation reserve	—	—	—		18,500	—	18,500
Depreciation	2,305	2,269	36		4,467	4,864	(397)
Stock-based compensation	2,188	286	1,902		4,052	2,191	1,861
Adjusted EBITDA (non-GAAP)	$34,648	$31,567	$3,081	9.8%	$69,789	$60,608	$9,181	15.1%
Adjusted EBITDA margin (non-GAAP)	23.6%	23.9%			24.2%	23.1%

Medical and Veterinary:
Operating income (GAAP)	$22,020	$22,462	$(442)	(2.0)%	$36,383	$32,700	$3,683	11.3%
Restructuring expense	71	87	(16)		185	6,913	(6,728)
Depreciation	3,110	3,031	79		6,054	6,136	(82)
Stock-based compensation	1,196	229	967		2,836	1,704	1,132
Adjusted EBITDA (non-GAAP)	$26,397	$25,809	$588	2.3%	$45,458	$47,453	$(1,995)	(4.2)%
Adjusted EBITDA margin (non-GAAP)	28.4%	28.8%			25.6%	26.7%

Home Office and Other:
Operating loss (GAAP)	$(14,646)	$(22,936)	$8,290	36.1%	$(27,077)	$(38,657)	$11,580	30.0%
Restructuring expense	773	1,235	(462)		1,335	5,576	(4,241)
Business integration expense	6,909	14,816	(7,907)		12,171	24,356	(12,185)
Loss on assets held for sale	647	—	647		647	—	647
Depreciation	359	1,257	(898)		715	1,881	(1,166)
Stock-based compensation	577	1,049	(472)		1,621	1,541	80
Adjusted EBITDA (non-GAAP)	$(5,381)	$(4,579)	$(802)	(17.5)%	$(10,588)	$(5,303)	$(5,285)	(99.7)%

Adtalem Global Education:
Net income (GAAP)	$39,891	$24,653	$15,238	61.8%	$50,537	$25,245	$25,292	100.2%
(Income) loss from discontinued operations	(2,178)	(527)	(1,651)		(865)	4,394	(5,259)
Interest expense	16,693	15,589	1,104		32,350	33,349	(999)
Other expense (income), net	(3,563)	1,440	(5,003)		(5,777)	679	(6,456)
Provision for income taxes	7,769	4,395	3,374		10,561	5,517	5,044
Operating income (GAAP)	58,612	45,550	13,062		86,806	69,184	17,622
Depreciation and amortization	20,269	26,832	(6,563)		40,724	56,165	(15,441)
Stock-based compensation	6,050	1,968	4,082		13,505	8,113	5,392
Restructuring expense	68	1,363	(1,295)		744	16,428	(15,684)
Business integration expense	6,909	14,816	(7,907)		12,171	24,356	(12,185)
Litigation reserve	—	—	—		18,500	—	18,500
Loss on assets held for sale	647	—	647		647	—	647
Adjusted EBITDA (non-GAAP)	$92,555	$90,529	$2,026	2.2%	$173,097	$174,246	$(1,149)	(0.7)%
Adjusted EBITDA margin (non-GAAP)	23.5%	25.0%			22.7%	24.3%

Adtalem Global Education Inc.
Non-GAAP Earnings Disclosure
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (GAAP)	$39,891	$24,653	$50,537	$25,245
Restructuring expense	68	1,363	744	16,428
Business integration expense	6,909	14,816	12,171	24,356
Intangible amortization expense	9,333	16,176	20,010	34,704
Write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, and loss on assets held for sale	647	6,402	19,147	9,226
Income tax impact on non-GAAP adjustments (1)	(4,402)	(9,111)	(12,095)	(18,982)
(Income) loss from discontinued operations	(2,178)	(527)	(865)	4,394
Adjusted net income (non-GAAP)	$50,268	$53,772	$89,649	$95,371
(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Diluted earnings per share (GAAP)	$0.98	$0.53	$1.22	$0.55
Effect on diluted earnings per share:
Restructuring expense	0.00	0.03	0.02	0.36
Business integration expense	0.17	0.32	0.29	0.53
Intangible amortization expense	0.23	0.35	0.48	0.75
Write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, and loss on assets held for sale	0.02	0.14	0.46	0.20
Income tax impact on non-GAAP adjustments (1)	(0.11)	(0.20)	(0.29)	(0.41)
(Income) loss from discontinued operations	(0.05)	(0.01)	(0.02)	0.10
Adjusted earnings per share (non-GAAP)	$1.23	$1.17	$2.16	$2.06
Diluted shares used in non-GAAP EPS calculation	40,787	46,121	41,486	46,232
Note: May not sum due to rounding.
(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.
Non-GAAP Free Cash Flow Disclosure
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended		Twelve Months Ended
	FY24	FY23	FY24	FY23	FY24	FY24	FY23	FY23	FY23
	Q2	Q2	Q2	Q2	Q2	Q1	Q4	Q3	Q2
Net cash provided by (used in) operating activities-continuing operations (GAAP)	$(7,657)	$(49,199)	$83,069	$42,277	$246,476	$204,934	$205,684	$255,052	$225,247
Capital expenditures	(15,282)	(4,196)	(30,328)	(9,747)	(57,589)	(46,503)	(37,008)	(27,861)	(26,029)
Free cash flow (non-GAAP)	$(22,939)	$(53,395)	$52,741	$32,530	$188,887	$158,431	$168,676	$227,191	$199,218

Adtalem Global Education Inc.
Non-GAAP Net Leverage Disclosure
(unaudited)
(in thousands)

Twelve Months Ended
December 31, 2023
Adtalem Global Education:
Net income (GAAP)	$118,650
Net loss from discontinued operations	3,135
Interest expense	62,101
Other income, net	(13,421)
Provision for income taxes	15,327
Depreciation and amortization	87,373
Stock-based compensation	19,691
Restructuring expense	3,133
Business integration expense	30,476
Litigation reserve	28,500
Loss on assets held for sale	647
Gain on sale of assets	(13,317)
Adjusted EBITDA (non-GAAP)	$342,295

December 31, 2023
Long-term debt	$708,283
Less: Cash and cash equivalents	(182,894)
Net debt (non-GAAP)	$525,389

Net leverage (non-GAAP)	1.5 x